Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-174616) pertaining to the Zebra Technologies Corporation 2011 Long-Term Incentive Plan and Zebra Technologies Corporation 2011 Employee Stock Purchase Plan,

(2)Registration Statement (Form S-8 No. 333-204296) pertaining to the 2015 Zebra Technologies Corporation Long-Term Incentive Plans of Zebra Technologies Corporation,

(3)Registration Statements (Form S-8 333-225337) pertaining to the 2018 Zebra Technologies Corporation Long-Term Incentive Plan,

(4)Registration Statement (Form S-8 No. 333-238966) pertaining to the Zebra Technologies Corporation 2020 Employee Stock Purchase Plan, and

(5)Registration Statement (Form S-8 No. 333-248556) pertaining to the 2016 Stock Incentive Plan of Reflexis Systems, Inc.;

of our reports dated February 12, 2026, with respect to the consolidated financial statements of Zebra Technologies Corporation and the effectiveness of internal control over financial reporting of Zebra Technologies Corporation included in this Annual Report (Form 10-K) of Zebra Technologies Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Chicago, Illinois
February 12, 2026